CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 11, 2004, relating to the financial statements and financial highlights which appear in the June 30, 2004 Annual Report to the Board of Trustees and Shareholders of Franklin Capital Growth Fund, which are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
October 27, 2004